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BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

AND

THE BANK OF NEW YORK,

As Depositary,

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

____________________

Amended and Restated Deposit Agreement

____________________

Dated as of June 29, 2007

____________________

Capital Stock

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of June 29, 2007 (herein called the “Deposit Agreement”) among BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a corporation (sociedad anonima) organized under the laws of Spain (herein called the “Bank”), THE BANK OF NEW YORK, a New York corporation, as depositary hereunder (herein called the “Depositary”), and all Holders from time to time of American Depositary Receipts issued hereunder (herein called “Receipts”).

WITNESSETH:

WHEREAS, Banco Bilbao Vizcaya, S.A., The Bank of New York, as depositary, and all holders from time to time entered into an amended and restated deposit agreement dated as of January 30, 1996, as further amended and restated as of November 16, 1999 (the “BBV Deposit Agreement”);

WHEREAS, Argentaria, Caja Postal y Banco Hipotecario, S.A. (“Argentaria”), The Bank of New York, as depositary, and all holders from time to time entered into an amended and restated deposit agreement dated as of January 28, 2000 (the “Argentaria Deposit Agreement”);

WHEREAS, Banco Bilbao Vizcaya, S.A. and Argentaria merged on January 28, 2000 (the date on which their merger deed was recorded at the commercial registry in Bilbao, Spain) and, in connection with the merger, the depositary receipt facilities created by the BBV Deposit Agreement and the Argentaria Deposit Agreement were combined into a single depositary receipt facility under an amended and restated deposit agreement dated as of January 28, 2000 (the “Prior Deposit Agreement”);

WHEREAS, the Bank and the Depositary now desire to amend and restate the Prior Deposit Agreement to provide, among other things, for the issuance of uncertificated American Depositary Shares as well as certificated American Depositary Shares;

WHEREAS, the Bank and the Depositary desire to provide for the deposit of Shares (as hereinafter defined) of the Bank from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement and for the creation of American Depositary Shares representing Shares so deposited; and

WHEREAS, the Receipts to be issued hereafter are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree that the Prior Deposit Agreement is hereby amended and restated to read as follows:

ARTICLE 1.                  DEFINITIONS

SECTION 1.01.                    American Depositary Shares.

The term "American Depositary Shares" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent the right to receive the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

SECTION 1.02.                    Bank.

The term "Bank" shall mean Banco Bilbao Vizcaya Argentaria, S.A., a limited liability company (sociedad anonima) organized under the laws of Spain, and its successors.

SECTION 1.03.                    Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

SECTION 1.04.                    Custodian.

The term "Custodian" shall mean the Bank or any other agent or agents of the Depositary (singly or collectively, as the context requires) appointed by it to act as Custodian for the purposes of this Deposit Agreement pursuant to Section 5.05.

SECTION 1.05.                    Deposit Agreement.

The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.06.                    Depositary.

The term "Depositary" shall mean The Bank of New York, a New York corporation, and any successor as depositary hereunder. The term "Depositary's Office" shall mean the office of the Depositary for the administration of depositary receipts, which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.07.                    Deposited Securities.

The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder.

SECTION 1.08.                    Dividend Rights.

The term "Dividend Rights" shall mean the rights to receive cash distributions pursuant to Section 4.01.

SECTION 1.09.                    Euro.

The term "Euro" shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.10.                    Holder.

The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary for such purpose.

SECTION 1.11.                    New Poliza.

The term "New Poliza" shall have the meaning set forth in Section 2.05.

SECTION 1.12.                    Poliza.

The term "Poliza" shall mean either: (i) a certificate of title (poliza), duly executed by a Spanish notary public upon the instructions of the transferor and transferee, which, together with delivery of a physical certificate representing such security effectuates the legal transfer of title of a security under Spanish law; or (ii)(A) a physical certificate or certificates representing Shares or (B) indicia of ownership of Shares recognized under the laws of Spain from time to time, and acceptable to the Custodian, in each case properly endorsed or accompanied, if required by Spanish law or custom, by a duly executed instrument of transfer or endorsement in form acceptable to the Custodian and which upon delivery effectuates the legal transfer of title of a security under Spanish law; and which includes all reference numbers necessary to determine all rights and privileges, including the right to receive any dividends and other distributions to be paid or made available to the holder of such security after such security is deposited pursuant to this Deposit Agreement, whether or not such dividends or other distributions were declared or authorized prior to the time such security is so deposited.

SECTION 1.13.                    Receipts.

The term "Receipts" shall mean the American Depositary Receipts executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares.

SECTION 1.14.                    Registered Shareholder.

The term "Registered Shareholder" shall have the meaning set forth in Section 4.07(b).

SECTION 1.15.                    Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.16.                    Shares.

The term "Shares" shall mean the shares of the capital stock of the Bank including rights to receive such shares to the extent provided in Section 2.06, provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE	2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES

SECTION 2.01.                    Form and Transferability of Receipts.

(a) Form. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided that such signature may be a facsimile if a Receipt registrar shall have been appointed pursuant to Section 5.01 and such Receipts are countersigned by the manual signature of a duly authorized officer of the Receipt registrar or any co-registrar. Unless so executed, no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities (including without limitation the legend referred to in Section 2.09) or otherwise.

(b) Transferability. Title to a Receipt, when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Bank and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

SECTION 2.02.                    Deposit of Shares.

(a) Deposit with Custodian. Shares may be deposited under this Deposit Agreement by the execution of a Poliza in favor of the Depositary or its nominee and delivery thereof and, if required to effectuate the legal transfer of title of a security under Spanish law and not otherwise delivered, certificates representing such Shares to the Custodian together with any other documents and payments required under this Deposit Agreement, and written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit B hereto, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such instructions a Receipt or Receipts for the number of American Depositary Shares corresponding to such deposited Shares. At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may accept Shares to be deposited under this Agreement upon the execution of a Poliza in favor of the Depositary or its nominee and delivery thereof and, if required to effectuate the legal transfer of title of a security under Spanish law and not otherwise delivered, certificates representing such Shares to the Depositary in each case together with any other documents and payments required under this Deposit Agreement, and written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit B hereto, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such instructions a Receipt or Receipts for the number of American Depositary Shares corresponding to such deposited Shares, for the purpose of forwarding such Share certificates and Poliza to the Custodian for deposit hereunder. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Spain that is then performing the function of the regulation of currency exchange and the governmental authority or body in Spain that is then performing the function of monitoring the level of foreign ownership of the Shares. Neither the Depositary nor the Custodian shall accept for deposit a number of Shares that would result in the issuance of a fractional American Depositary Share.

(b) Holding. Deposited Securities shall be held by the Depositary or the Custodian for the account and to the order of the Depositary or its nominee at such place or places as the Depositary shall determine with the approval of the Bank.

SECTION 2.03.                    Execution and Delivery of Receipts.

After the deposit of any Shares pursuant to Section 2.02, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the instructions delivered, directly or through the Custodian, to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, with rights to distributions corresponding to the rights to distributions of their respective underlying Shares pursuant to Section 2.09, and evidencing in the aggregate the number of American Depositary Shares to which such persons are entitled. Any Receipt issued by the Depositary shall represent only American Depositary Shares that have identical rights to distributions. If a person presents Shares for deposit that, by reason of their date of issuance or otherwise, are entitled to rights to distributions different from other deposited Shares, the Depositary shall deliver a separate Receipt to correspond to each such category of rights to distributions pursuant to Section 2.09. The Depositary shall execute and deliver Receipts only in accordance with this Section 2.03 and with Sections 2.04, 2.06, 4.02, 4.03 and 4.08.

SECTION 2.04.                    Transfer, Combination and Split-up of Receipts.

The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt register from time to time upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as were evidenced by the Receipts surrendered. The Depositary, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

SECTION 2.05.                    Withdrawal of Deposited Securities.

Upon surrender of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), at the Depositary's Office or at such other offices as it may designate, together with the Holder's written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit C hereto, directing the Depositary to cause the Deposited Securities, the right to receive which is represented by the American Depositary Shares evidenced by such Receipt, to be withdrawn and delivered to or upon the written order of the person or persons designated in such instructions, the Depositary shall request the execution of a new Poliza to or upon the written order of the person or persons designated in such instructions (a "New Poliza"), and shall direct the Custodian to make delivery without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such instructions, of the Deposited Securities the right to receive which is at the time represented by the American Depositary Shares evidenced by such Receipt, together with the New Poliza and the Custodian shall so make delivery of such Deposited Securities and delivery of such New Poliza at the office of the Custodian or at the Depositary's Office, as the Holder requests, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder, make delivery of such Deposited Securities and delivery of such New Poliza, without unreasonable delay, to such person or persons at any other place requested by the Holder in such instructions. Delivery of Deposited Securities may be made by the delivery of certificates or other indicia of ownership recognized under Spanish law or custom from time to time, to the extent such Deposited Securities may be represented by certificates or such indicia of ownership, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates or such indicia of ownership may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this Section 2.05 or Sections 4.01, 4.02, 4.03, 4.04, 4.08, 4.09, 5.04, 5.05 or 6.02. Notwithstanding any provision of this Deposit Agreement of the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 under the Securities Act of 1933.

SECTION 2.06.                    Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or, subject to the last sentence of Section 2.05, the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the Bank shall, require of the Holder, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse any of them for payment of any of the following (unless payable by the Bank as set forth in Exhibit D hereto): (i) any stock transfer or other tax (including, but not limited to, any Spanish income tax) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker/dealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts that are set forth in Exhibit D hereto; (b) the production of proof satisfactory to either the Depositary or the Custodian, as the case may be, as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; (c) delivery of any forms required by Spanish Law or custom in connection with the execution or delivery of a Poliza; and (d) compliance with such reasonable regulations, requirements or conditions, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of Section 2.05, the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Bank for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting (Junta General de Accionistas) of Shareholders or any payment of dividends. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Bank not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Bank's compliance with the securities laws in the United States.

SECTION 2.07.                    Substitution of Receipts.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof (i) filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and (ii) satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, providing evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.08.                    Cancellation and Destruction of Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.

SECTION 2.09.                    Partial Dividend Receipts.

With respect to each issuance of new Shares, the Bank shall set forth the economic rights allocated to them. In this regard, Shares originally issued during any fiscal year of the Bank may, at the option of the Bank, bear different economic rights from those corresponding to Shares originally issued prior to the beginning of such year and, in such case, would not be fungible with Shares originally issued prior to the beginning of such year until they are traded “ex” the partial dividend (or no dividend is declared for such year). Accordingly, Receipts issued pursuant to Section 2.03 in respect of deposits of such Shares, until such Shares become fungible with the Shares originally issued prior to such year, shall be distinguishable from all other Receipts by the addition of an appropriate legend, completed to reflect the specific date of issue of such Shares and the Bank's fiscal year of such issue. Such Receipts shall bear a CUSIP number unique from any other CUSIP number assigned to Receipts bearing no such legend or a legend with a different date, until by the terms of such Receipt the CUSIP number thereof shall change to the CUSIP number assigned to Receipts representing Shares which are fungible with each other, whereupon such Receipt shall become fungible with all other Receipts of the same CUSIP number and may be exchanged for Receipts without the legend or reference to the prior CUSIP number.

SECTION 2.10.                    Pre-Release of Receipts.

Without the prior written consent of the Bank, the Depositary shall not permit Pre-Releases (as defined and described below). With the prior written consent of the Bank, notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Bank, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.11.                    Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares and to holders of uncertificated American Depositary Shares as well as to holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging certificated American Depositary Shares for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the Holder of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging uncertificated American Depositary Shares for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to all uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of uncertificated American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS and Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (f)(i) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of DRS and Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through DRS and Profile and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.                  CERTAIN OBLIGATIONS OF HOLDERS

SECTION 3.01.                    Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Bank may require by written request to the Depositary or the Custodian. The Depositary may, and at the request of the Bank shall, withhold the delivery or registration of transfer of any Receipt or any distribution on any Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Bank's and the Depositary's satisfaction.

SECTION 3.02.                    Liability of Holder for Taxes.

If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Bank with respect to any Receipt or any Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Receipt, including any taxes payable on transfer, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may, and upon instructions from the Bank shall, (i) refuse to effect any registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03.                    Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares have been duly and validly authorized and issued and are subscribed, fully paid and nonassessable and free of preemptive rights, that the certificates therefor have been validly authorized and issued, that the person making such deposit is duly authorized so to do and that such Shares being deposited are not "restricted securities" (as such term is defined in Rule 144 under the Securities Act of 1933). Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.

ARTICLE 4.                  DEPOSITED SECURITIES

SECTION 4.01.                    Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06, subject to this Deposit Agreement, promptly distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders on such record date of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Bank, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

SECTION 4.02.                    Share Distributions.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, or if the Bank so requests, the Depositary shall, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the right to receive its proportionate interest in the additional shares so distributed upon such Deposited Securities. The Depositary may withhold any distribution of Receipts under this Section 4.02 to Holders having an address in the United States until the Bank furnishes to the Depositary (a) evidence that a registration statement under the Securities Act of 1933 covering such Receipts and related Shares is in effect or (b) an opinion of counsel for the Bank in the United States satisfactory to the Depositary to the effect that such distribution does not require registration under the Securities Act of 1933.

SECTION 4.03.                    Rights Distributions.

If the Bank shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any right of any nature: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Bank, at private sale), at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. The Depositary will not offer such rights to Holders having an address in the United States, unless the Bank furnishes to the Depositary (x) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (y) an opinion of counsel for the Bank in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933; provided that if such rights are not offered to the Holders, the Depositary shall sell such rights and distribute the proceeds of such sale as specified in clause (b) of the first sentence of this Section 4.03. The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.03.

SECTION 4.04.                    Other Distributions.

Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause such securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders entitled thereto of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01; provided further, that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or are traded on an over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market. The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.04.

SECTION 4.05.                    Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (after deduction of its customary charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall, in its discretion but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency, without liability for interest thereon, for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of the Holders entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.06.                    Fixing of Record Date.

Whenever any distribution is being made upon any Deposited Securities or any meeting (Junta General de Accionistas) of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix, and shall notify the Holders and the Bank of, a record date for the determination of the Holders of Receipts evidencing the American Depositary Shares representing the right to receive such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

SECTION 4.07.                    Voting of Deposited Securities.

(a) As soon as practicable after receipt, pursuant to Section 5.06, of notice in English of any meeting (Junta General de Accionistas) or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (i) such information as is contained in such notice of meeting, (ii) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any of the provisions of law and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts, and (iii) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this Section 4.07(a) if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Bank. Upon the written request of a Holder of such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing the Deposited Securities to vote or cause to be voted the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Bank with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Board of Directors of the Bank to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Board of Directors of the Bank informs the Depositary (and the Board of Directors of the Bank agrees to provide such information promptly in writing) that (x) the Board of Directors of the Bank does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares.

(b) The Bank agrees for the benefit of the Depositary and Holders (i) that the Depositary and any nominee thereof, whichever shall be the registered holder of the Shares (for purposes of this paragraph (b), the "Registered Shareholder"), shall have the same rights as any other registered holder of Shares, (ii) that the Registered Shareholder shall have the right to attend all shareholders' meetings and to vote or cause to be voted Shares at each such meeting, by proxy on behalf of Holders and (iii) that consistent with the provisions of Article 24 of the Bank's By-laws (estatutos), it will observe the right of the Registered Shareholder to attend any such meeting and, as contemplated by such article, to vote or cause to be voted the Shares by proxy and that it will not exercise any right it may have under such Article 24 to reject or in any way impair such rights.

The Depositary agrees that it, or any nominee thereof that is a Registered Shareholder, will vote or cause to be voted any Shares only by proxy as contemplated by such Article 24.

SECTION 4.08.                    Changes Affecting Deposited Securities.

Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Bank or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Bank's approval, and shall if the Bank shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

SECTION 4.09.                    Withholding.

In connection with any distribution on the Shares, the Bank will remit to the appropriate governmental authority or agency all amounts (if any) that in its sole judgment it believes are required to be withheld and owing to such authority or agency by the Bank; and the Depositary and the Custodian will remit, on advice of the Bank, to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing and so withheld to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Bank such information from its records as the Bank may reasonably request to enable the Bank to file necessary reports with governmental authorities or agencies, and either the Bank or the Depositary may file, but shall not be obligated to so file, any such reports necessary to obtain benefits for Holders under any applicable tax treaties. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary in its discretion estimates is necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04.

ARTICLE 5.                  THE DEPOSITARY AND THE BANK

SECTION 5.01.                    Maintenance of Depositary's Office and Register; Certain Agents of the Depositary; Lists of Holders.

(a) Depositary's Office. The Depositary shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities, all in accordance with the provisions of this Deposit Agreement.

(b) The Register. The Depositary shall keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Bank; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Bank or a matter related to this Deposit Agreement or the Receipts. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and shall close the Register when so requested by the Bank; provided that the Register shall be open at all reasonable times for inspection by the Bank.

(c) Receipt Registrars and Co-Transfer Agents. The Depositary shall act as Receipt registrar or, upon the request or with the approval of the Bank, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of the New York Stock Exchange, or of any other stock exchange in the United States where the Receipts or the American Depositary Shares are listed, and with the terms of any such appointment. Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Bank. The Depositary, upon the request or with the approval of the Bank, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Bank. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than The Bank of New York) shall give notice in writing to the Bank and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d) Lists of Holders. At the expense of the Bank, the Bank shall have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Bank may request. The Depositary shall furnish to the Bank promptly upon the written request of the Bank, a list of the names, addresses and holdings of American Depositary Shares by all Holders as of a recent date. Upon the request of the Bank and at the expense of the Bank, the Depositary shall use reasonable efforts to determine the names and addresses of legal and beneficial Holders of American Depositary Shares and promptly forward such information to the Bank.

SECTION 5.02.                    Prevention or Delay in Performance.

Neither the Depositary or its agents, nor the Bank or its agents shall incur any liability if, by reason of any present or future law, act of God, war or other circumstances beyond its control or, in the case of the Depositary and its agents, any provision of the Bank's By-laws or of the securities deposited pursuant to the Deposit Agreement, the Depositary, its agents, the Bank or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement, the Bank's By-laws or the Deposited Securities it is provided shall be done or performed, or the Depositary or the Bank shall be obliged to do or perform any act or thing which is inconsistent with the provisions of this Deposit Agreement; nor shall the Depositary or its agents or the Bank or its agents incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03.                    Obligations Limited.

The Bank assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith. Without limitation of the preceding sentence, none of the Depositary, its agents or the Bank shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of the Holders in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Bank may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Bank and its affiliates and in Receipts; provided that the only obligations of the Bank to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.                    Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Bank or be removed as Depositary by the Bank by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Bank shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. If the Bank shall have used its reasonable efforts to appoint a successor depositary it shall have no liability to the Holders for any failure to appoint such a successor. Every successor depositary shall execute and deliver to its predecessor and to the Bank an instrument in writing accepting its appointment hereunder and such evidence of establishment of any arrangements reasonably required by the Bank to ensure such successor will be able to carry out its obligations under this Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Bank shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.                    The Custodian.

The Depositary, upon the request or with the approval of the Bank, may from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than the Bank) shall give notice in writing to the Bank and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary may, and upon instructions from the Bank shall, discharge the Custodian at any time upon notice to the Custodian being discharged; provided that the Depositary may not discharge the Bank acting in the capacity of Custodian. The Depositary, after such discharge or receipt of such notice of resignation, may, upon the request or with the approval of the Bank (which approval shall not be unreasonably withheld), appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders of the name and location of the appointment of any Custodian. Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.                    Notices and Reports to Holders.

On or before the first date on which the Bank gives notice, by publication or otherwise, of any meeting (Junta General de Accionistas) of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Bank shall transmit to the Custodian a written English language version of the notice thereof in the form given or to be given, by publication or otherwise, to holders of Shares or other Deposited Securities. The Depositary will, at the Bank's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of English language versions of any reports and other communications that are made generally available by the Bank to holders of its Shares or other Deposited Securities and arrange for the mailing, at the Bank's expense, of copies thereof to all Holders, or on such other basis as the Bank may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Bank has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Bank or any affiliate of the Bank, and promptly upon any amendment thereto or change therein, the Bank shall deliver to the Depositary and the Custodian a copy in English of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Agreement. The Depositary will, at the expense of the Bank, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.07.                    Issuance of Additional Shares, etc.

Before the Bank (a) issues (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities or (b) deposits any Shares under this Deposit Agreement, the Bank will furnish to the Depositary a written opinion from counsel for the Bank in the United States, which counsel shall be satisfactory to the Depositary, to the effect that a registration statement under the Securities Act of 1933 in respect of such issue or deposit is either in effect or not required under such Act. The Depositary will use reasonable efforts to comply with written instructions of the Bank to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Bank's compliance with securities laws in the United States.

The Bank agrees with the Depositary that neither the Bank nor any company controlled by the Bank will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Bank or by any company under its control, unless a registration statement is in effect or not required as to such Shares under the Securities Act of 1933.

SECTION 5.08.                    Indemnification.

The Bank shall indemnify, defend and save harmless the Depositary for acts, of the Depositary, the Custodian and the Receipt registrar (the "indemnified persons") against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in accordance with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any indemnified person, except to the extent such loss, liability or expense is due to negligence or bad faith of such indemnified person, or (ii) by the Bank or any of its agents, (b) out of or in connection with any offer or sale to the public of the American Depositary Shares evidenced by Receipts or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense is due to information (or omissions from such information) relating to such indemnified person, furnished in writing to the Bank by such indemnified person expressly for use in a registration statement under the Securities Act of 1933 or (c) out of or in connection with any tax levied or asserted by the Kingdom of Spain on the Depositary (other than tax on the Depositary's overall net income) as a result of performing its required functions as Depositary hereunder, which shall not operate to relieve any Holder of any liability it may have with respect thereto. The Depositary shall indemnify, defend and save harmless the Bank against any loss, liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, the Custodian or Receipt registrar due to their negligence or bad faith. The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.09.                    Charges of Depositary.

The Bank agrees to pay all charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary appointed under this Deposit Agreement (except those of the Custodian which are for the sole account of the Depositary) that are shown in Exhibit D hereto, which is hereby incorporated herein, to be payable by the Bank, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary and its agents hereunder not otherwise provided for herein will be paid by the Bank upon consultation and agreement between the Depositary and the Bank as to the amount and nature of such charges and expenses. The Depositary shall present its statement for such charges and expenses to the Bank once every three months.

SECTION 5.10.                    Statutory Reports.

The Depositary shall make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from the Bank which are both (a) received by the Depositary or the Custodian pursuant to this Deposit Agreement and (b) made generally available to the holders of Deposited Securities by the Bank.

SECTION 5.11.                    Available Information to the Commission.

The Bank is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

SECTION 5.12.        Exclusivity.

The Bank agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder, provided that this shall not affect the right of the Bank to remove the Depositary pursuant to Section 5.04.

ARTICLE 6.                  AMENDMENT AND TERMINATION

SECTION 6.01.                    Amendment.

The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended in any respect by agreement between the Bank and the Depositary. Any amendment that shall impose or increase any fees or charges (other than the fees and charges specified in clauses (a) through (d) in Exhibit D hereto) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of three months after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.                    Termination.

The Depositary shall at any time at the direction of the Bank terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at any time after 90 days after the Depositary shall have delivered to the Bank its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.04 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Bank shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09.

ARTICLE 7.                  MISCELLANEOUS

SECTION 7.01.                    Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02.                    No Third-Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.                    Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.                    Holders as Parties; Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.                    Notices.

(a) To the Bank. Any and all notices to be given to the Bank shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Banco Bilbao Vizcaya Argentaria, S.A., Paseo de la Castellana, 81, 28046 Madrid, Spain, Attention: Departmento de Relaciones con Inversores, Ms. Isabel Goiri Lartitegui, or any other address which the Bank may specify in writing to the Depositary.

(b) To the Depositary. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: ADR Administration, which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Bank.

(c) To the Holders. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d) General. Notice given as aforesaid, (i) to the Bank or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Bank may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

SECTION 7.06.                    Consent to Jurisdiction.

Except as prohibited by Spanish law or the by-laws of the Bank, the Bank irrevocably agrees that any legal suit, action or proceeding against the Bank brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Bank has appointed CT Corporation System, New York, New York as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York by the Depositary or any Holder, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Depositary or any Holder in any competent court in Spain.

SECTION 7.07.                    Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York

IN WITNESS WHEREOF, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

BANCO BILBAO VIZCAYA

ARGENTARIA, S.A.

By ___________________________

Name

Title:

THE BANK OF NEW YORK

By ____________________________

Name:

Title:

ARTICLE 1. DEFINITIONS 2

SECTION 1.01. American Depositary Shares. 2

SECTION 1.02. Bank. 2

SECTION 1.03. Commission. 2

SECTION 1.04. Custodian. 2

SECTION 1.05. Deposit Agreement. 2

SECTION 1.06. Depositary. 2

SECTION 1.07. Deposited Securities. 3

SECTION 1.08. Dividend Rights. 3

SECTION 1.09. Euro. 3

SECTION 1.10. Holder. 3

SECTION 1.11. New Poliza. 3

SECTION 1.12. Poliza. 3

SECTION 1.13. Receipts. 4

SECTION 1.14. Registered Shareholder. 4

SECTION 1.15. Securities Act of 1933. 4

SECTION 1.16. Shares. 4

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES 4

SECTION 2.01. Form and Transferability of Receipts. 4

SECTION 2.02. Deposit of Shares. 5

SECTION 2.03. Execution and Delivery of Receipts. 6

SECTION 2.04. Transfer, Combination and Split-up of Receipts. 6

SECTION 2.05. Withdrawal of Deposited Securities. 7

SECTION 2.06. Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities. 8

SECTION 2.07. Substitution of Receipts. 9

SECTION 2.08. Cancellation and Destruction of Receipts. 9

SECTION 2.09. Partial Dividend Receipts. 9

SECTION 2.10. Pre-Release of Receipts. 9

SECTION 2.11. Uncertificated American Depositary Shares; Direct Registration System. 10

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS 12

SECTION 3.01. Information. 12

SECTION 3.02. Liability of Holder for Taxes. 13

SECTION 3.03. Warranties on Deposit of Shares. 13

ARTICLE 4. DEPOSITED SECURITIES 13

SECTION 4.01. Cash Distributions. 13

SECTION 4.02. Share Distributions. 14

SECTION 4.03. Rights Distributions. 14

SECTION 4.04. Other Distributions. 15

SECTION 4.05. Conversion of Foreign Currency. 16

SECTION 4.06. Fixing of Record Date. 17

SECTION 4.07. Voting of Deposited Securities. 17

SECTION 4.08. Changes Affecting Deposited Securities. 18

SECTION 4.09. Withholding. 19

ARTICLE 5. THE DEPOSITARY AND THE BANK 19

SECTION 5.01. Maintenance of Depositary's Office and Register; Certain Agents of the Depositary; Lists of Holders. 19

SECTION 5.02. Prevention or Delay in Performance. 20

SECTION 5.03. Obligations Limited. 21

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. 21

SECTION 5.05. The Custodian. 22

SECTION 5.06. Notices and Reports to Holders. 23

SECTION 5.07. Issuance of Additional Shares, etc. 23

SECTION 5.08. Indemnification. 24

SECTION 5.09. Charges of Depositary. 24

SECTION 5.10. Statutory Reports. 24

SECTION 5.11. Available Information to the Commission. 25

SECTION 5.12. Exclusivity. 25

ARTICLE 6. AMENDMENT AND TERMINATION 25

SECTION 6.01. Amendment. 25

SECTION 6.02. Termination. 25

ARTICLE 7. MISCELLANEOUS 26

SECTION 7.01. Counterparts. 26

SECTION 7.02. No Third-Party Beneficiaries. 26

SECTION 7.03. Severability. 26

SECTION 7.04. Holders as Parties; Binding Effect. 27

SECTION 7.05. Notices. 27

SECTION 7.06. Consent to Jurisdiction. 28

SECTION 7.07. Governing Law. 28

2900331_3

EXHIBIT A

TO

DEPOSIT AGREEMENT

[FORM OF DIVIDEND LEGEND]

[This Receipt evidences the right to receive Shares that were issued as of _____________ __, and that are entitled to reduced cash dividends with respect to dividend payments for fiscal year 20__. The Holder of this Receipt will only be entitled to cash dividend payments made on or after the date when such Shares were issued, irrespective of the time during which such Shares had been outstanding in fiscal year 20__. The Holder of this Receipt will be entitled to full cash dividend rights beginning with dividends paid with respect to the fiscal year 20__.]

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing the right to receive

SHARES OF CAPITAL STOCK,

NOMINAL VALUE 0.49 EUROS EACH OF

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

(Incorporated under the laws of Spain)

No.________________	CUSIP No.

THE BANK OF NEW YORK, incorporated under the laws of the State of New York, as depositary (the "Depositary"), hereby certifies that _____________ is the owner of ____________ American Depositary Shares ("American Depositary Shares"), representing the right to receive deposited shares ("Shares"), or evidence of rights to receive such Shares, of the capital stock of Banco Bilbao Vizcaya Argentaria, S.A., a corporation (sociedad anonima) organized under the laws of Spain (the "Bank"). At the date hereof, each American Depositary Share represents the right to receive one Share deposited under the Deposit Agreement (hereinafter defined) with the Custodian (as defined in the Deposit Agreement), which as of the date of the Deposit Agreement is the Bank.

1.                  The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the amended and restated Deposit Agreement dated as of June 29, 2007 (as amended from time to time, the "Deposit Agreement") by and among the Bank, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

2.                  Withdrawal of Deposited Securities. Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (7) of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holder hereof is entitled to the execution of a certificate of title or other indicia of ownership recognized from time to time under Spanish law and acceptable to the Custodian ("Poliza") with respect to such Deposited Securities, in the name of such Holder or upon such Holder's order and the delivery without unreasonable delay at the office of the Custodian to such Holder, or upon such Holder's order, of the Poliza and such Deposited Securities the right to receive which is at the time represented by the American Depositary Shares evidenced by this Receipt. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Poliza and such Deposited Securities at the Depositary's Office or at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates or other indicia of ownership recognized under Spanish law or custom from time to time, to the extent such Deposited Securities may be represented by certificates or such indicia of ownership. Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this paragraph (2) or paragraphs (11), (14), (16), (18), (19) or (20). Notwithstanding any provision of the Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 under the Securities Act of 1933.

3.                  Transfers, Split-ups and Combinations. This Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Bank. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

4.                  Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the Bank shall, require: (a) payment of any of the following (unless payable by the Bank as set forth in the Deposit Agreement) (i) any stock transfer or other tax (including, without limitation, Spanish income tax) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker/dealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any applicable charges as provided in paragraph (7) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Bank may require; (c) delivery of any forms required by Spanish law or custom in connection with the execution or delivery of a Poliza; and (d) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities be suspended, generally or in particular instances, when the Receipt register is closed or when any such action is deemed necessary or advisable by the Depositary or the Bank for any reason. The Depositary will execute and deliver Receipts only in accordance with Section 2.03 of the Deposit Agreement and paragraphs (3), (4), (11) and (14). The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Bank in order to facilitate the Bank's compliance with securities laws in the United States.

5.                  Liability of Holder for Taxes. If any tax or other governmental charge, including any taxes payable on transfer, shall become payable by or on behalf of the Custodian, the Depositary or the Bank with respect to this Receipt or any Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may, and upon instructions the Bank shall, (i) refuse to effect any registration of transfer of this Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and, after deduction for its reasonable expenses incurred in connection therewith, apply the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

6.                  Warranties by Depositors. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares have been duly and validly authorized and issued and are subscribed, fully paid and nonassessable and free of preemptive rights, that the certificates therefor have been validly authorized and issued and that the person making such deposit is duly authorized so to do and that the Shares being deposited are not "restricted securities" (as such term is defined in rule 144 under the Securities Act of 1933). Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

7.                  Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, up to U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. Except as otherwise agreed in writing, the Bank will pay all other charges and reasonable expenses of the Depositary and those of any Receipt registrar, except (i) stock transfer or other taxes (including Spanish income taxes) and other governmental charges (which are payable by persons depositing Shares or Holders), (ii) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer, brokerage or registration fees for the registration of transfers of Deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), and (iv) reasonable and customary expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are payable out of such foreign currency).

8.                  Pre-Release of Receipts Without the prior written consent of the Company, the Depositary shall not permit Pre-Releases (as defined and described below). With the prior written consent of the Company, notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.                  Title to Receipts. Title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Bank and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

10.              Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Receipt registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of such registrar or any co-registrar.

11.              Available Information. The Bank is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at the date of the Deposit Agreement at 100 F Street, N.E., Washington, D.C. 20549.

Dated:

The Bank of New York,

as Depositary and Registrar

By:________________________

(Title)

As of the date of the Deposit Agreement, the address of the Depositary's Office is 101 Barclay Street, New York, New York 10286.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

12.              Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, promptly distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders an the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Bank, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (after deduction of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto. If any distribution upon any Deposited Securities consists of a dividend in or free distribution of Shares, the Depositary may, or if the Bank so requests, the Depositary shall, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Bank shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Bank, at private sale), at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided further that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on an over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market. The Holders alone shall be responsible for payment of any taxes due as a result of sales pursuant to the preceding two sentences. The Depositary need not distribute securities, Receipts or rights unless the Bank furnishes certain evidence or opinions in respect of United States securities laws (which the Bank has no obligation to do).

13.              Record Dates. Whenever any distribution is being made upon any Deposited Securities or any meeting (Junta General de Accionistas) of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix, and shall notify the Holders and the Bank of, a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

14.              Voting of Deposited Securities. (a) As soon as practicable after receipt of notice in English of any meeting (Junta General de Accionistas) or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary will mail to the Holders a notice containing (i) such information as is contained in such notice of meeting, (ii) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts, and (iii) a statement as to the manner in which such instructions may be given (or be deemed given in accordance with this paragraph (13)(a)), including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Bank. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing the Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Bank with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Board of Directors of the Bank to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Board of Directors of the Bank informs the Depositary (and the Board of Directors of the Bank agrees to provide such information promptly in writing) that (x) the Board of Directors of the Bank does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares.

(b) The Bank agrees for the benefit of the Depositary and Holders (i) that the Depositary and any nominee thereof, whichever shall be the registered holder of the Shares (for purposes of this paragraph (b), the "Registered Shareholder"), shall have the same rights as any other registered holder of Shares, (ii) that the Registered Shareholder shall have the right to attend all shareholders' meetings and to vote or cause to be voted Shares at each such meeting, by proxy on behalf of Holders and (iii) that consistent with the provisions of Article 24 of the Bank's By-laws (estatutos), it will observe the right of the Registered Shareholder to attend any such meeting and, as contemplated by such article, to vote or cause to be voted the Shares by proxy and that it will not exercise any right it may have under such Article 24 to reject or in any way impair such rights.

The Depositary agrees that it, or any nominee thereof that is a Registered Shareholder, will vote or cause to be voted any Shares only by proxy as contemplated by such Article 24.

15.              Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Bank or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and the Depositary may with the Bank's approval, and shall if the Bank shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

16.              Reports; Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary's office and at any other designated transfer offices any reports and communications received from the Bank which are both (a) received by the Depositary or the Custodian pursuant to the Deposit Agreement and (b) made generally available to the holders of Deposited Securities by the Bank. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Bank as provided in the Deposit Agreement. The Depositary will arrange for the prompt transmittal of the English language version received by it or the Custodian from the Bank or any notice of any meeting (Junta General de Accionistas) of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting. The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Bank; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Bank or a matter related to the Deposit Agreement or the Receipts.

17.              Withholding. In connection with any distribution to Holders, the Bank will remit to the appropriate governmental authority or agency all amounts (if any) that in its sole judgment it believes are required to be withheld and owing to such authority or agency by the Bank; and the Depositary and the Custodian will remit, on advice of the Bank, to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency and so withheld by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto; provided that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on an over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market.

18.              Liability of the Bank and the Depositary. Neither the Depositary or its agents, nor the Bank or its agents shall incur any liability if, by reason of any present or future law, act of God, war or other circumstance beyond its control, or, in the case of the Depositary and its agents, any provision of the Bank's By-laws or of the securities deposited pursuant to the Deposit Agreement, the Depositary or its agents or the Bank or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement, the Bank's By-laws or the Deposited Securities it is provided shall be done or performed, or the Depositary or the Bank shall be obliged to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement. Each of the Bank, the Depositary and its agents assume no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Neither the Depositary, its agents nor the Bank will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of Holders in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Bank may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Bank and its affiliates and in Receipts; provided that the only obligations of the Bank to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally. The Bank has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary (the "Indemnified Persons") against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any Indemnified Person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of such Indemnified Person, or (ii) by the Bank or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, or (c) out of or in connection with any withholding or payment of any tax levied or asserted by the Kingdom of Spain on the Depositary (other than a tax on the Depositary's overall net income) as a result of performing its required functions as Depositary under the Deposit Agreement, which shall not operate to relieve any Holder of any liability it may have with respect thereto.

19.              Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Bank or be removed by the Bank by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires; provided that the Depositary may not discharge the Bank acting in the capacity of Custodian.

20.              Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Bank and the Depositary. Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (iv) of paragraph (7)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such three months shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

21.              Termination of Deposit Agreement. The Depositary will at any time at the direction of the Bank terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

22.              Uncertificated American Depositary Shares; Direct Registration System. Notwithstanding anything to the contrary in this Receipt or the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares and to holders of uncertificated American Depositary Shares as well as to holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging certificated American Depositary Shares for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the Holder of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging uncertificated American Depositary Shares for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder of the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to all uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of uncertificated American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS and Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (f)(i) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS and Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through DRS and Profile and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

EXHIBIT B

TO

DEPOSIT AGREEMENT

FORM OF INSTRUCTIONS TO DEPOSITARY

UPON DEPOSIT OF SHARES

The Bank of New York

101 Barclay Street

New York, New York 10286

Dear Sirs:

Pursuant to Section 2.02 of the Amended and Restated Deposit Agreement dated as of June 29, 2007 (the "Deposit Agreement") among Banco Bilbao Vizcaya Argentaria, S.A. ("BBVA"), The Bank of New York, as Depositary, and all Holders from time to time of American Depositary Shares issued thereunder, the following [Poliza/Polizas representing] [and] [shares, each of] the capital stock of BBVA are hereby deposited against issuance of American Depositary Shares pursuant to the Deposit Agreement:

Certificate or Technical

Reference Number Number of Shares

Please issue American Depositary Shares in the name(s) of and in the amount(s) listed below, and deliver [it/them] to the address[ees] indicated:

Number of American

Name Depositary Shares Deliver To

Thank you for your attention to this matter.

Yours very truly,

[Name of Depositor]

EXHIBIT C

TO

DEPOSIT AGREEMENT

FORM OF INSTRUCTIONS TO DEPOSITARY

FOR WITHDRAWAL OF SHARES

The Bank of New York

101 Barclay Street

New York, New York 10286

Dear Sirs:

Pursuant to Section 2.05 of the Amended and Restated Deposit Agreement dated as of June 29, 2007 (the "Deposit Agreement") among Banco Bilbao Vizcaya Argentaria, S.A. ("BBVA"), The Bank of New York, as Depositary, and all Holders from time to time of American Depositary Shares issued thereunder, the following American Depositary Shares are hereby surrendered to you against receipt of [Poliza/Polizas representing] [and] [shares, each of] the capital stock of BBVA pursuant to the Deposit Agreement:

American Depositary Receipt Number of American Depositary

Certificate Number (if applicable) Shares

Please deliver [a Poliza/Polizas] corresponding to the name[s] and amount[s] listed below to the address[es] indicated:

Name Number of Shares Deliver To

Please deliver the shares by delivering [physical certificates] [and] [Poliza/Polizas] representing such securities to the individuals named above in the amounts and at the locations indicated.

Thank you for your attention to this matter.

Yours very truly,

[Name of Holder]

EXHIBIT D

TO

DEPOSIT AGREEMENT

CHARGES OF THE DEPOSITARY

The charges of the Depositary, subject to Sections 5.09 and 6.01 of the Deposit Agreement, are as follows:

Service	Rate	By Whom Paid
(1) Delivery of Receipts against deposits of Shares	up to $5 per 100 American Depositary Shares or portion thereof	Person to whom Receipts are delivered
(2) Withdrawal of Deposited Securities against surrender of Receipts	up to $5 per 100 American Depositary Shares or portion thereof	Person surrendering Receipts

The Bank will pay all other charges of the Depositary, and reasonable expenses including, without limitation, printing, translation, stationery, postage, insurance and cable expenses incurred by the Depositary in the exercise of its duties and obligations under the Deposit Agreement, in accordance with agreements in writing entered into between the Depositary and the Bank from time to time, except (a) stock transfer or other taxes (including Spanish income taxes) and other governmental charges (which are payable by persons depositing Shares or Holders), (b) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (c) transfer, brokerage or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with the withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), and (d) reasonable and customary expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are payable out of such foreign currency).